Exhibit 3.3

CORPORATE ACCESS NUMBER: 2024479715

Government of

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

CONTINUANCE

ADVEN INC. (FORMERLY: NANO INNOVATIONS INC.)

CONTINUED FROM BRITISH COLUMBIA TO ALBERTA ON 2022/07/27.

Articles of Continuance

For

ADVEN INC.

Share Structure:	SEE ATTACHED SCHEDULE OF SHARE CAPITAL.
Share Transfers	THE TRANSFER OF SHARES IS RESTRICTED IN ACCORDANCE WITH THE
Restrictions:	OTHER RULES OR PROVISIONS OF THESE ARTICLES.
Number of Directors:
Min Number of Directors:	1
Max Number of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE ATTACHED SCHEDULE OF OTHER PROVISIONS.

Registration Authorized By:	JOANNA DAWSON
SOLICITOR

SCHEDULE OF SHARE CAPITAL

The Corporation is authorized to issue:

(a)       one class of shares, to be designated as “Common Shares”, in an unlimited number; and

(b)       one class of shares, to be designated as “Preferred Shares”, issuable in series, in an unlimited number; such shares having attached thereto the following rights, privileges, restrictions and conditions:

A.       Common Shares

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)       the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)       subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

(iii)       subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.

B.       Preferred Shares

The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)       the Preferred Shares may at any time and from time to time be issued in one or more series as designated by the directors of the Corporation, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)       subject to the provisions of the Business Corporations Act (Alberta), the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares, including, but without limiting or restricting the generality of the foregoing:

a.       the rate or amount of dividends (whether cumulative, non-cumulative or partially cumulative) and the dates and places of payment thereof,

b.       the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium)

c.       the terms and conditions of any conversion or exchange rights,

d.       the terms and conditions of any share purchase plan or sinking fund,

e.       restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company, and

f.       any voting rights and restrictions attached to the series of Preferred Shares;

or alter any such special rights or restrictions, but no such special right or restriction shall contravene the provisions of this Schedule of Share Capital.

(iii)       The holders of Preferred Shares shall be entitled, on the liquidation or dissolution of the Corporation, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common Shares or any other shares of the Company ranking junior to the Preferred Shares with respect to repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred Share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of Preferred Shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.

(iv)       The directors of the Corporation are hereby authorized to issue any shares of any series of Preferred Shares designated by the directors at and for such consideration as be determined by resolution of the directors of the Corporation

C.       Dividends

The holders of the shares, or any series thereof need not rank equally nor be treated equally in the declaration or payment of dividends and the Board of Directors shall have full and absolute discretion to declare and pay dividends to the holders of one or more classes of shares, or any series thereof, to the exclusion of the other classes of shares, or any series thereof, and in different amounts to the holders of different classes of shares, or any series thereof; provided that all dividends paid on any particular class of shares, or any series thereof, shall be paid in proportion to the number of shares of such class, or any series thereof, that are held by each shareholder.

SCHEDULE OF OTHER PROVISIONS

1.       Until such time as the Corporation is a “public company”, no holder of securities of the Corporation (other than non-convertible debt securities of the Corporation) is entitled to transfer any securities without either:

(a)       if the transfer of such securities is restricted by any security holders’ agreement, complying with such restrictions in such agreement; or

(b)       if there are no such restrictions, either:

(i)       the approval of the directors of the Corporation expressed by a resolution passed by the directors at a meeting of the board of directors or by a resolution in writing signed by all of the directors of the Corporation; or

(ii)       the approval of (A) the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote on that resolution expressed by a resolution passed at a meeting of the holders of such shares, or (B) all of the holders of shares of the Corporation entitling the holders thereof to vote on that resolution expressed by a resolution in writing signed by all of the holders of such shares.

For the purposes hereof, “public company” means a company that

(a)       is a reporting issuer,

(b)       is a reporting issuer equivalent,

(c)       has registered its securities under the Securities Exchange Act of 1934 of the United States of America,

(d)       has any of its securities, within the meaning of the Securities Act (Alberta), traded on or through the facilities of a securities exchange, or

(e)       has any of its securities, within the meaning of the Securities Act (Alberta), reported through the facilities of a quotation and trade reporting system;

2.       The Corporation is entitled to a lien on any share registered in the name of a shareholder or the shareholder’s legal representative for a debt of that shareholder to the Corporation.

3.       A holder of a fractional share is entitled to exercise voting rights and to receive dividends in respect of such fractional share.

4.       Subject to the Business Corporations Act (Alberta), the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of the additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

Alberta Government

REGISTERED ON THE ALBERTA
REGISTRIES CORES SYSTEM

Articles of Continuance

Business Corporations Act
Section 188

This information is collected in accordance with the *Business Corporations Act*. It is required to convert an extra-provincial corporation to an Alberta corporation for the purpose of issuance of a certificate of continuance. Collection is authorized under s. 33(a) of the *Freedom of Information and Protection of Privacy Act*. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta).

1. **Name of Corporation**

ADVEN INC.

2. **The classes of shares, and any maximum number of shares that the corporation is authorized to issue:**

See attached Schedule of Share Capital.

3. **Restrictions on share transfers** *(if there are no restrictions, enter "NONE"):*

4. **Number, or minimum and maximum number of directors:**

Minimum of One (1); Maximum of Ten (10)

5. **If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restrictions** *(if there are no restrictions, enter "NONE"):*

None

6. **Other rules or provisions** *(if there are no restrictions, enter "NONE"):*

See attached Schedule of Other Provisions.

7. **If a change of name is effected, indicate previous name:**

Nano Innovations Inc.

8. **Current Extra-Provincial Registration** *(if applicable):*

Corporation's Name on Alberta Extra-Provincial Registration	Alberta Corporate Access Number

9. **Current Jurisdiction Information**

Name *(if different from the corporation's name as stated above)*	Registration Number in Current Jurisdiction
Nano Innovations Inc.	BC1140815
Jurisdiction	**Date of Formation in Current Jurisdiction *(yyyy-mm-dd)***
British Columbia	2017-11-9

10. **Authorized Representative/Authorized Signing Authority for the Corporation**

Steele, Ronald, Michael
Last Name, First Name, Middle Name *(optional)*

Chief Financial Officer
Relationship to Corporation

Telephone Number *(optional)*

Email Address *(optional)*

2022-07-25
Date of submission *(yyyy-mm-dd)*

[signature]
Signature

SCHEDULE OF SHARE CAPITAL

The Corporation is authorized to issue:

(a)	one class of shares, to be designated as “Common Shares”, in an unlimited number; and

(b)	one class of shares, to be designated as “Preferred Shares”, issuable in series, in an unlimited number;

such shares having attached thereto the following rights, privileges, restrictions and conditions:

A. Common Shares

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)	the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

(iii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.

B.       Preferred Shares

The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)	the Preferred Shares may at any time and from time to time be issued in one or more series as designated by the directors of the Corporation, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)	subject to the provisions of the Business Corporations Act (Alberta), the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares, including, but without limiting or restricting the generality of the foregoing:

a.	the rate or amount of dividends (whether cumulative, non-cumulative or partially cumulative) and the dates and places of payment thereof,

b.	the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium)

c.	the terms and conditions of any conversion or exchange rights,

d.	the terms and conditions of any share purchase plan or sinking fund,

e.	restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company, and

f.	any voting rights and restrictions attached to the series of Preferred Shares;

or alter any such special rights or restrictions, but no such special right or restriction shall contravene the provisions of this Schedule of Share Capital.

(iii)	The holders of Preferred Shares shall be entitled, on the liquidation or dissolution of the Corporation, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common Shares or any other shares of the Company ranking junior to the Preferred Shares with respect to repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred Share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of Preferred Shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.

(iv)	The directors of the Corporation are hereby authorized to issue any shares of any series of Preferred Shares designated by the directors at and for such consideration as be determined by resolution of the directors of the Corporation

C.       Dividends

The holders of the shares, or any series thereof need not rank equally nor be treated equally in the declaration or payment of dividends and the Board of Directors shall have full and absolute discretion to declare and pay dividends to the holders of one or more classes of shares, or any series thereof, to the exclusion of the other classes of shares, or any series thereof, and in different amounts to the holders of different classes of shares, or any series thereof; provided that all dividends paid on any particular class of shares, or any series thereof, shall be paid in proportion to the number of shares of such class, or any series thereof, that are held by each shareholder.

SCHEDULE OF OTHER PROVISONS

1.       Until such time as the Corporation is a “public company”, no holder of securities of the Corporation (other than non-convertible debt securities of the Corporation) is entitled to transfer any securities without either:

(a)	if the transfer of such securities is restricted by any security holders’ agreement, complying with such restrictions in such agreement; or

(b)	if there are no such restrictions, either:

(i)	the approval of the directors of the Corporation expressed by a resolution passed by the directors at a meeting of the board of directors or by a resolution in writing signed by all of the directors of the Corporation; or

(ii)	the approval of (A) the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote on that resolution expressed by a resolution passed at a meeting of the holders of such shares, or (B) all of the holders of shares of the Corporation entitling the holders thereof to vote on that resolution expressed by a resolution in writing signed by all of the holders of such shares.

For the purposes hereof, “public company” means a company that

(a)	is a reporting issuer,

(b)	is a reporting issuer equivalent,

(c)	has registered its securities under the Securities Exchange Act of 1934 of the United States of America,

(d)	has any of its securities, within the meaning of the Securities Act (Alberta), traded on or through the facilities of a securities exchange, or

(e)	has any of its securities, within the meaning of the Securities Act (Alberta), reported through the facilities of a quotation and trade reporting system;

2.       The Corporation is entitled to a lien on any share registered in the name of a shareholder or the shareholder’s legal representative for a debt of that shareholder to the Corporation.

3.       A holder of a fractional share is entitled to exercise voting rights and to receive dividends in respect of such fractional share.

4.       Subject to the Business Corporations Act (Alberta), the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of the additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

Continuance Into Alberta - Registration Statement

Alberta Registration Date: 2022/07/27

Corporate Access Number: 2024479715

Business Number: 785155318

Service Request Number:	38019035
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	ADVEN INC.
French Equivalent Name:
Nuans Number:	121655097
Nuans Date:	2022/07/26
French Nuans Number:
French Nuans Date:
REGISTERED ADDRESS
Street:	1700, 421 - 7TH AVENUE SW
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P4K9
RECORDS ADDRESS
Street:	1700, 421 - 7TH AVENUE SW
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P4K9
ADDRESS FOR SERVICE
BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Email Address:	ANNUAL.RETURNS@MCMILLAN.CA
Share Structure:	SEE ATTACHED SCHEDULE OF SHARE CAPITAL.
Share Transfers	THE TRANSFER OF SHARES IS RESTRICTED IN ACCORDANCE WITH
Restrictions:	THE OTHER RULES OR PROVISIONS OF THESE ARTICLES.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE

Other Provisions:	SEE ATTACHED SCHEDULE OF OTHER PROVISIONS.
Professional Endorsement Provided:
Alberta Corporate Access Number:
Name In Previous Jurisdiction:	NANO INNOVATIONS INC.
Corporate Access Number in Previous Jurisdiction:	BC1140815
Previous Canadian Jurisdiction:	BRITISH COLUMBIA
Previous Foreign Jurisdiction:
Date Created in Previous Jurisdiction:	2017/11/09
Business Number:	785155318
Future Dating Required:
Registration Date:	2022/07/27

Agent for Service

Agent for Service Type:	Primary
Last Name:	MCILWAIN
First Name:	GREGORY
Middle Name:
Firm Name:	MCMILLAN LLP
Street:	1700, 421 - 7TH AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P4K9
Email Address:	ANNUAL.RETURNS@MCMILLAN.CA

Director

Last Name:	JOHANNSON
First Name:	ARNI
Middle Name:
Street/Box Number:	600- 1819 BELLEVUE AVENUE
City:	WEST VANCOUVER
Province:	BRITISH COLUMBIA
Postal Code:	V7V1B2
Country:

Last Name:	MEEKISON
First Name:	JOHN
Middle Name:
Street/Box Number:	6379 ARGYLE AVENUE
City:	WEST VANCOUVER
Province:	BRITISH COLUMBIA
Postal Code:	V7W2E5
Country:

Last Name:	YUAN
First Name:	YANGUANG
Middle Name:
Street/Box Number:	#109, 2770 - 3RD STREET N.E.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2A2L5
Country:

Last Name:	CHEN
First Name:	WEIXING
Middle Name:
Street/Box Number:	3231 TREDGER CLOSE N.W.
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T6R3T6
Country:

Last Name:	CHONG
First Name:	PHILIP
Middle Name:
Street/Box Number:	50 MELHAM COURT
City:	TORONTO
Province:	ONTARIO
Postal Code: Country:	M1B2E5
Country:

Last Name:	OMBACH
First Name:	GRZEGORZ
Middle Name:
Street/Box Number:	ROTKAPPCHENSTR. 88
City:	MUNICH
Province:
Postal Code:	81739
Country:	GERMANY

Continuance

Name In Previous Jurisdiction	Corporate Access Number in Previous Jurisdiction	Business Number	Previous Canadian Jurisdiction	Previous Foreign Jurisdiction	Date Created In Previous Jurisdiction
NANO INNOVATIONS INC.	BC1140815	785155318	BRITISH COLUMBIA		2017/11/09

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Letter of Approval	10000007141574378	2022/07/27
Other Rules or Provisions	ELECTRONIC	2022/07/27
Share Structure	ELECTRONIC	2022/07/27

Registration Authorized By:	JOANNA DAWSON
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

Alberta Government

Notice of Agent for Service/Change of Agent for Service for Alberta and Extra-provincial Corporation

Business Corporations Act
Sections 20.1, 20.2, 280 and 288

This information is collected, used and may be publicly disclosed in accordance with s. 33(a,c), 39(1)(a,c) and 40(1)(c,e,f) of the Freedom of Information and Protection of Privacy Act; the Business Corporations Act and the Common Business Number Act. It is required to register or update an Alberta or extra-provincial corporation's agent for the purpose of notice and service. Questions can be directed to the Service Alberta Contact Centre at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta)

1. **Name of Corporation**	2. **Alberta Corporate Access Number**	3. **business Number (optional)**
ADVEN INC.	2024479715	

4. **Agent for Service:** *(Select the appropriate option)*

- [x] Appointment of primary agent for service
- [ ] Change of primary agent for service
- [ ] Appointment of alternate agent for service
- [ ] Change of alternative agent for service
- [ ] Resignation of ______________________ as ______________
  Name of Agent for Service

REGISTERED ON THE ALBERTA REGISTRIES CORES SYSTEM

Date of Resignation yyyy-mm-dd ______________________

5.. **The corporation has appointed** Gregory McIlwain (Name of Individual) of McMillan LLP (Firm Name (Optional))

as the Corporation's primary agent for Service.

Dated of Appointment yyyy-mm-dd: ______________________

6. **Full Address of Agent for Service**

Street Address/Legal Land Description/Mailling Address……City or Town……Province……Postal Code
1700, 421 – 7th Avenue SW, Calgary, Alberta T2P 4K9
Email Address Annual.returns@mcmillan.ca

7. **Consent to act as Agent for Service**

Gregory James McIlwain (Name of Agent for Service) has consented to act as the agent for service of above named corporation.

8. **Authorized Representative/Authorized Signing Authority for the Corporation**

DATE	SIGNATURE	TITLE
July 25th 2022	R. Michael Steele	Chief Financial Officer

Alberta Government

Notice of Address or Notice of Change of Address

Business Corporations Act
Section 20

This information is collected in accordance with the *Business Corporations Act*. It is required to register or update an Alberta corporation's address for the purpose of notice and service. Collection is authorized under s. 33(a) of the *Freedom of Information and Protection of Privacy Act*. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta).

1. **Name of Corporation**	2. **Corporate Access Number**
ADVEN INC.	2024479715

3. **Address of Registered Office**

1700, 421 – 7th Avenue SW
Calgary, Alberta T2P 4K9

4. **Records Address**

1700, 421 – 7th Avenue SW
Calgary, Alberta T2P 4K9

5. **Address for Service by Mail** *(if different from Item 3)*

Post Office Box Only	City / Town	Province	Postal Code

6. **Email Address**

Annual.returns@mcmillan.ca

7. **Authorized Representative/Authorized Signing Authority for the Corporation**

DATE	SIGNATURE	TITLE
Jul 25, 2022	R. Michael Steele	Chief Financial Officer

REGISTERED ON THE ALBERTA
REGISTRIES CORES SYSTEM

Notice of Directors/Change of Directors for Alberta or Extra-provincial Corporation

Public (when completed)

Business Corporations Act
Sections 106, 113 and 289

This information is collected, used and may be publicly disclosed in accordance with s. 33(a,c), 39(1)(a,c) and 40(1)(c,e,f) of the *Freedom of Information and Protection of Privacy Act*; the *Business Corporations Act* and the *Common Business Number Act*. It is required to register or update a corporation's directors for the purpose of notice and to maintain up-to-date information. Questions can be directed to the Service Alberta Contact Centre at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta).

1. **Name of Corporation**	2. **Corporate Access Number**	3. **Business Number** (optional)
ADVEN INC.	2024479715	

4. **The following person(s) were appointed director(s) of the corporation**:

Last Name	Given Names	Mailing Address	Appointment Date

5. **The following person(s) ceased to hold office as director(s) of the corporation:**

Last Name	Given Names	Mailing Address	Cessation Date

6. **As of this date, the director(s) of the corporation are:**

Last Name	Given Names	Mailing Address
Johannson	Arni	600 - 1819 Bellevue Avenue West Vancouver, British Columbia, V7V 1B2
Meekison	John	6379 Argyle Avenue West Vancouver, British Columbia, V7W 2E5
Yuan	Yanguang	#109, 2770 - 3rd Street N.E. Calgary, Alberta, T2A 2L5
Chen	Weixing	3231 Tredger Close N.W. Edmonton, Alberta, T6R 3T6
Chong	Philip	50 Melham Court Toronto, Ontario, M1B 2E5
Ombach	Grzegorz	Rotkappchenstr. 88 81739 Munich, Germany

7. **Authorized Representative/Authorized Signing Authority for the Corporation:**

DATE	**SIGNATURE**	**TITLE**
July 25, 2022		R. Michael Steele Chief Financial Officer

REGISTERED ON THE ALBERTA
REGISTRIES CORES SYSTEM